As filed with the Securities and Exchange Commission on January 19, 2011
Registration No. 333-147598

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
_________________________

HALLMARK FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	87-0447375 (I.R.S. Employer Identification Number)
777 Main Street
Suite 1000
Fort Worth, Texas 76102
(817) 348-1600
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
____________________________

Mark J. Morrison
President and Chief Executive Officer
Hallmark Financial Services, Inc.
777 Main Street
Suite 1000
Fort Worth, Texas 76102
(817) 348-1600
(Name, address, including zip code, and telephone number, including area code, of agent for service)
____________________________

Copies to:
Steven D. Davidson McGuire, Craddock & Strother, P.C. 3550 Lincoln Plaza 500 N. Akard Dallas, Texas 75201 (214) 954-6800
______________________________

Approximate date of commencement of proposed sale to the public:  Not applicable.  This Post-Effective Amendment No. 1 removes from registration  those securities remaining unsold as of the date hereof.
_________________________

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “larger accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

EXPLANATORY NOTE:
REMOVAL OF SECURITIES FROM REGISTRATION

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3, Registration No. 333-147598 (the “Registration Statement”) of Hallmark Financial Services, Inc. (the “Registrant”) which was declared effective by the Securities and Exchange Commission on December 3, 2007.  None of the securities covered by the Registration Statement have been offered or sold by the Registrant or the selling stockholder named therein.  In accordance with the Registrant’s undertaking in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities registered which remained unsold at the termination of the offering, the Registrant hereby removes from registration all securities previously registered under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on the 19th day of January, 2011.

HALLMARK FINANCIAL SERVICES, INC.

By:	/s/ MARK J. MORRISON
Mark J. Morrison, President and Chief Executive
Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ MARK E. SCHWARZ	Executive Chairman and Director	January 19, 2011
Mark E. Schwarz

/s/ MARK J. MORRISON	President and Chief Executive Officer	January 19, 2011
Mark J. Morrison	(principal executive officer)

/s/ JEFFREY R. PASSMORE	Senior Vice President and Chief	January 19, 2011
Jeffrey R. Passmore	Accounting Officer (principal financial
and accounting officer)

/s/ SCOTT T. BERLIN	Director	January 19, 2011
Scott T. Berlin

/s/ JAMES H. GRAVES	Director	January 19, 2011
James H. Graves

/s/ JIM W. HENDERSON	Director	January 19, 2011
Jim W. Henderson

/s/ GEORGE R. MANSER	Director	January 19, 2011
George R. Manser